                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated as follows:

     o    July 19, 2004 relating to the financial statement of Ormat
          Technologies, Inc. and subsidiaries,

     o    April 30, 2004, except for Notes 3 and 9, as to which the date is July
          1, 2004, relating to the financial statements of Puna Geothermal
          Venture,

     o    July 19, 2004 relating to the financial statements of Combined Heber and Affiliates, and

     o    January 26, 2004 relating to the financial statements of
          Mammoth-Pacific L.P.

These reports appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Sacramento, California
July 20, 2004